Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Form 10-K for the fiscal year ended March 31, 2024 of our report, dated July 12, 2024, on our audit of the financial statements of Encision Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File nos. 333-258172, 333-205899, 333-152878) of Encision Inc., of our report, dated July 12, 2024 relating to the financial statements which appear in this Annual Report on Form 10-K.

July 12, 2024

We have served as the Company’s auditor since 2024.

Los Angeles, California

PCAOB ID Number 6580